Exhibit 10.1

EXECUTION VERSION
__________________________________________________________________________________________________

CREDIT AGREEMENT
among
IDACORP, INC.,
as Borrower,
THE LENDERS NAMED HEREIN,
WELLS FARGO Bank, National Association,
as Administrative Agent, Swingline Lender and LC Issuer
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and LC Issuer
and
KEYBANK NATIONAL ASSOCIATION
and
MUFG UNION BANK, N.A.,
as Documentation Agents and LC Issuers
$100,000,000 Senior Credit Facility
WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC
KEYBANC CAPITAL MARKETS INC.
and
MUFG UNION BANK, N.A.,
as Joint Lead Arrangers and Joint Book Runners
Dated as of November 6, 2015
__________________________________________________________________________________________________

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-iii-

TABLE OF CONTENTS
(continued)
Page
10.5	Delegation of Duties	72
10.6	Resignation of Administrative Agent	72
10.7	Non-Reliance on Administrative Agent and Other Lenders	73
10.8	No Other Duties, etc.	74
10.9	Administrative Agent May File Proofs of Claim	74
10.10	Administrative Agent's Reimbursement and Indemnification	74
10.11	LC Issuer and Swingline Lender	75

	ARTICLE 11
	SETOFF; RATABLE PAYMENTS
11.1	Setoff	75
11.2	Ratable Payments	76

	ARTICLE 12
	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1	Successors and Assigns	76
12.2	Participations	77
12.3	Assignments	78
12.4	Dissemination of Information	80
12.5	Tax Treatment	80

	ARTICLE 13
	NOTICES
13.1	Notices	80
13.2	Change of Address	81

	ARTICLE 14
	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
14.1	CHOICE OF LAW	81
14.2	CONSENT TO JURISDICTION	81
14.3	WAIVER OF JURY TRIAL	82

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TABLE OF CONTENTS
(continued)

Schedule I	Pricing Schedule

Schedule II	Commitments

Schedule 5.8	Subsidiaries and Other Investments

Schedule 5.13	Material Agreements

Schedule 5.15	Indebtedness and Liens

Schedule 13.1	Notice Addresses

EXHIBIT A	Form of Compliance Certificate

EXHIBIT B	Form of Assignment Agreement

EXHIBIT C	Form of Account Designation Letter

EXHIBIT D-1	Form of Revolving Note

EXHIBIT D-2	Form of Swingline Note

EXHIBIT E	Form of Joinder Agreement

EXHIBIT F-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT F-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT F-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT F-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

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CREDIT AGREEMENT
This Credit Agreement, dated as of November 6, 2015, is made among IDACORP Inc., an Idaho corporation, the Lenders, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.
BACKGROUND STATEMENT
The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Lenders have agreed to extend certain credit to the Borrower.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE 1

DEFINITIONS

1.Definitions. As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Administrative Agent” means Wells Fargo Bank, National Association in its capacity as administrative agent (i.e., contractual representative) of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article 10.
“Administrative Fee Letter” means the letter agreement, dated October 14, 2015, among Borrower, IPC, and Wells Fargo.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Advance” means a borrowing hereunder, (i) made by the Lenders (or the Swingline Lender in the case of a Swingline Loan) on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation and, in either case, consisting of Revolving Loans of the same Type (or a Swingline Loan made by the Swingline Lender) and, in the case of Eurodollar Advances, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Agreement” means this Credit Agreement.
“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time applied in a manner consistent with that used in preparing financial statements referred to in Section 5.4, but subject to Section 1.3.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2%, (iii) the Eurodollar Base Rate for an Interest Period of one month plus 1% and (iv) 0%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Effective Rate or Eurodollar Rate.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act and all other federal or state laws, rules, and regulations of the United States and any national laws, rules and regulations of any foreign country, in each case applicable to the Borrower and its Subsidiaries concerning or relating to bribery or corruption.
“Applicable Margin” means, with respect to Revolving Loans of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Revolving Loans of such Type as set forth in the Pricing Schedule.
“Assuming Lender” is defined in Section 2.20(a).
“Authorized Officer” means any of the Chief Executive Officer, President, Chief Financial Officer, Vice President or Treasurer of the Borrower, acting singly.
“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.
“Borrower” means IDACORP, Inc., an Idaho corporation.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Notice” is defined in Section 2.7.

“Business Day” means (i) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Rate Advance, or any Floating Rate Advance as to which the interest rate is determined by reference to the Eurodollar Rate, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee, which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuers or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or Fitch or P‑1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Change in Control” means (i) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) of beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (A) who were members of that board on the first day of such period, (B) whose election or nomination to that board was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or (C) whose election or nomination to that board was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with the terms of this Agreement.
“Code” means the Internal Revenue Code of 1986.
“Collateral Shortfall Amount” is defined in Section 8.1(a).
“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in the Swingline Loans and Facility LCs issued upon the application of the Borrower, in an aggregate amount not exceeding the amount set forth opposite its name on Schedule II, or, if such Lender has entered into one or more assignments that has become effective pursuant to Section 12.3(a) or is an Increasing Lender or Assuming Lender, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent, in either case, as such amount may be reduced or increased from time to time pursuant to the terms hereof.
“Commitment Increase” and “Commitment Increase Date” are defined in Section 2.20(a).
“Condemnation” is defined in Section 7(i).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent Date” is defined in Section 2.21(a).
“Consenting Lender” is defined in Section 2.21(a).

“Consolidated Indebtedness” means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time; provided, however that (i) the aggregate outstanding Indebtedness attributed to any Hybrid Security shall be deemed equal to the portion of such Hybrid Security that is deemed to constitute indebtedness, as determined in accordance with Standard & Poor’s methodology at such time and (ii) all Hybrid Securities shall be included to the extent that the total book value of such Hybrid Securities exceeds 15% of Consolidated Total Capitalization as of such time.
“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.
“Consolidated Total Capitalization” means at any time, without duplication, the sum of (i) Consolidated Indebtedness (but excluding any Indebtedness attributed to Hybrid Securities), (ii) Consolidated Net Worth and (iii) the aggregate outstanding amount of Hybrid Securities, each calculated as of such time.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided, however, that the obligation of the Borrower or its Subsidiaries to guarantee the performance of mine reclamation activities, if and to the extent the Borrower, one or more of its Subsidiaries, or a third party (without an obligation of reimbursement by the Borrower or one or more Subsidiaries) shall have placed in trust or escrow funds specifically designated for the purpose of satisfying such reclamation obligations, shall be excluded therefrom.
“Conversion/Continuation Notice” is defined in Section 2.8.
“Credit Extension” means the making of an Advance or the issuance or Modification of a Facility LC.
“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event described in Article 7.
“Defaulting Lender” means, subject to Section 2.22(a)(vi), any Lender that (i) has failed to (A) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the

Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) pay to the Administrative Agent, any LC Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swingline Loans) within two Business Days of the date when due, (ii) has notified the Borrower, the Administrative Agent or any LC Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(a)(vi)) upon delivery of written notice of such determination to the Borrower, each LC Issuer, each Swingline Lender and each Lender.
“Designated Person” means any Person listed on a Sanctions List.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Eligible Replacement Lender” is defined in Section 2.21(b).
“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as (i) a single employer under Section 414(b), (c), (m) or (o) of the Code or (ii) a member of the same controlled group under Section 4001(a)(14) of ERISA.
“ERISA Event” means any of the following: (i) a “reportable event” as defined in Section 4043(c) of ERISA with respect to a Plan or, if the Borrower or any ERISA Affiliate has received notice, a Multiemployer Plan, for which the requirement to give notice has not been waived by the PBGC (provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code shall be considered a “reportable event” regardless of the issuance of any waiver), (ii) the application by the Borrower or any ERISA Affiliate for a funding waiver pursuant to Section 412 of the Code, (iii) the incurrence by the Borrower or any ERISA Affiliate of any Withdrawal Liability, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by the Borrower or any ERISA Affiliate under Section 4041 of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, (vii) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA with respect to any Plan, or (viii) the Borrower’s engaging in a Prohibited Transaction with respect to any Plan.
“Eurodollar Advance” means a Revolving Loan which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.
“Eurodollar Base Rate” means, for any interest rate calculation with respect to a Eurodollar Advance (or a Floating Rate Advance as to which the interest rate is determined with reference to the Eurodollar Base Rate), the rate of interest per annum equal to the London Interbank Offered Rate (“LIBOR”) (or if such LIBOR rate is unavailable, a comparable or successor rate, which rate is reasonably approved by the Administrative Agent), as published on the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) for deposits in Dollars for an amount substantially equal to the amount of such Advance and for a period equal to the applicable Interest Period at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate is not available at such time for any reason, then the Eurodollar Base Rate shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in in an amount substantially equal to the amount of such Advance would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Notwithstanding the foregoing, at no time shall the Eurodollar Base Rate be less than 0%.
“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) 1.00 minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Installation located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (B) such Lender changes its Lending Installation, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.5(g) and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of October 26, 2011, between the Borrower, certain banks and other financial institutions, and Wells Fargo, as administrative agent.
“Extension Date” is defined in Section 2.21(a).
“Extension Notice” is defined in Section 2.21(a).
“Facility Fee” is defined in Section 2.4(b).
“Facility LC” is defined in Section 2.18(a).
“Facility LC Application” is defined in Section 2.18(c).
“Facility LC Collateral Account” is defined in Section 2.18(i).

“Facility LC Maturity Date” is defined in Section 2.18(a).
“Facility Termination Date” means the earlier to occur of (i) November 6, 2020 (as such date may be extended from time to time pursuant to Section 2.21) or (ii) any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected in good faith by the Administrative Agent. Notwithstanding the foregoing, at no time shall the Federal Funds Effective Rate be less than 0%.
“Fee Letters” mean, collectively, (i) the Senior Lead Arrangers Fee Letter, (ii) the Senior Arrangers Fee Letter and (iii) the Administrative Fee Letter.
“First Mortgage” means that certain Mortgage and Deed of Trust, dated as of October 1, 1937, as supplemented, under which IPC is Mortgagor and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page (Stanley Burg successor individual trustee) are Trustees, as it may from time to time be further amended, supplemented or otherwise modified.
“Fitch” means Fitch Rating Services, Inc.
“Floating Rate” means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.
“Floating Rate Advance” means a Revolving Loan which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to any LC Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash

Collateralized in accordance with the terms hereof, and (ii) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Hybrid Securities” shall mean any hybrid securities afforded equity benefit to the issuer thereof (under the procedures and guidelines of Standard & Poor’s), including any trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt securities or other hybrid securities issued by the Borrower or any Subsidiary or financing vehicle of the Borrower that (i) have an original maturity of at least twenty (20) years, (ii) require, absent an event of default with respect to such securities, no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the date which is ninety-one (91) days after the occurrence of the Facility Termination Date and (iii) permit the Borrower or any such Subsidiary or any such financing vehicle of the Borrower, respectively, at its option, to defer certain scheduled interest payments.
“Increasing Lender” is defined in Section 2.20(a).
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, acceptances, or other similar instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) obligations in respect of Letters of Credit, (ix) Rate Management Obligations, (x) preferred stock which is required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (xi) Off-Balance Sheet Liabilities, (xii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person and (xiii) amounts outstanding under a Permitted Receivables Securitization.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.
“Indemnitee” is defined in Section 9.5(b).

“Interest Period” means, with respect to a Eurodollar Advance, the period commencing on the date such Eurodollar Advance is disbursed or converted to or continued as a Eurodollar Advance and ending on the date one, two, three or six months thereafter, as selected by the Borrower pursuant to this Agreement, provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Facility Termination Date.
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person. The term “Investment” shall exclude any direct or indirect expenditure by the Borrower in property, plant, fixtures, equipment and capital expenditures of the Borrower and its Subsidiaries.
“IPC” means Idaho Power Company, an Idaho corporation.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a written agreement substantially in the form of Exhibit E hereto.
“Joint Lead Arrangers” means Wells Fargo Securities, JPMorgan, KBCM, and MUFG, in their capacity as joint lead arrangers and joint book runners.
“JPMCB” means JPMorgan Chase Bank, N.A.
“JPMorgan” means J.P. Morgan Securities LLC
“KBCM” means Keybanc Capital Markets Inc.
“KeyBank” means KeyBank National Association.
“LC Commitment” shall mean, with respect to each LC Issuer, the commitment of such LC Issuer to issue Facility LCs as set forth in this Agreement in the aggregate face amount not to exceed the amount set forth opposite such LC Issuer’s name on Schedule II or in the agreement by which such LC Issuer agrees to become an LC Issuer hereunder and to be bound by the terms hereof applicable to LC Issuers.
“LC Fee” is defined in Section 2.18(d).
“LC Issuer” means each of Wells Fargo, JPMCB, KeyBank or MUFG (or any subsidiary or Affiliate of any such Lender designated by such Lender) and any other Lender approved by the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld), in each case in its capacity as issuer of Facility LCs hereunder.
“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Payment Date” is defined in Section 2.18(e).
“LC Subcommitment” means $50 million or, if less, the Aggregate Commitment at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.
“Lenders” means the lending institutions listed on the signature pages of this Agreement and any other Person that shall have become a Lender party hereto pursuant to the terms hereof; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Swingline Lender in such capacity.
“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent specified in its Administrative Questionnaire or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.16 or Section 3.6.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“LIBOR Market Index Rate” means, for any day, the sum of (i) the rate of interest for one month U.S. dollar deposits appearing on the applicable Reuters screen page (or any successor page) determined as of 11:00 a.m. (London time), for such day, or if such day is not a London Business Day, then the immediately preceding London Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation), provided, however, that at no time shall such rate of interest be less than 0%, plus (ii) the Applicable Margin in effect for a Eurodollar Advance from time to time.
“LIBOR Market Index Rate Advance” means a Swingline Loan which, except as otherwise provided in Section 2.10, bears interest at the LIBOR Market Index Rate.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loans” means the Revolving Loans and the Swingline Loans.
“Loan Documents” means this Agreement, the Facility LC Applications, the Joinder Agreements, any Notes issued pursuant to Section 2.12, the Fee Letters, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement.
“London Business Day” means a day (other than Saturday or Sunday) on which banks generally are open in London, England for the conduct of substantially all of their commercial lending activities and dealings are carried on in the London interbank market.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuers or the Lenders thereunder.
“Material Indebtedness” means Indebtedness (other than Obligations) of the Borrower or any of its Subsidiaries, in an aggregate principal amount exceeding $25,000,000 (or its equivalent in any other currency). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any of its Subsidiaries in respect of any Rate Management Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Rate Management Obligation were terminated at such time of determination.
“Material Subsidiary” of the Borrower means, at any date of determination, any Subsidiary (a) whose annual gross revenues (on a consolidated basis with its subsidiaries) exceed 10% of the consolidated annual gross revenue of the Borrower and all its Subsidiaries, in each case for the most recently ended fiscal year for which financial statements are available, or (b) whose gross assets (on a consolidated basis with its subsidiaries) exceed 10% of the consolidated gross assets of the Borrower and all its Subsidiaries as of the last day of the Borrower’s most recently ended fiscal year for which financial statements are available.
“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of all LC Issuers with respect to Facility LCs issued and outstanding at such time.
“Modify” and “Modification” are defined in Section 2.18(a).
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” means MUFG Union Bank, N.A.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or has, within the last six years, made or been obligated to make contributions.
“Non-Consenting Lender” is defined in Section 2.21(a).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means any or all of the Revolving Notes and the Swingline Note.
“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest and fees accruing after the filing of any bankruptcy or similar petition) on the Loans, all Reimbursement Obligations, all accrued and unpaid fees (including attorneys’ fees) and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, the Swingline Lender, any LC Issuer or any indemnified party arising under the Loan Documents.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Off-Balance Sheet Liability” of a Person means, without duplication, (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) all Operating Leases.
“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee, which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19 or Section 3.6).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of all Loans made by such Lender outstanding at such time, (ii) such Lender’s Pro Rata Share of the LC Obligations at such time and (iii) such Lender’s (other than the Swingline Lender’s) Pro Rata Share of the Swingline Loans outstanding at such time.
“Participant” is defined in Section 12.2(a).
“Participant Register” is defined in Section 12.2(d).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Date” means the last Business Day of each March, June, September and December.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Receivables Securitization” means a limited recourse or non-recourse sale, assignment or contribution of accounts receivable and related records, collateral and rights of the Borrower and/or one or more of its Subsidiaries to one or more special purpose entities, in connection with the issuance of obligations by any such special purpose entity secured by such assets, the proceeds of the issuance of which obligations shall be made available, directly or indirectly, to the Borrower and/or the applicable Subsidiaries.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Authority.
“Plan” means an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) and as to which the Borrower or any ERISA Affiliate may have any liability.
“Pricing Level” is defined in the Pricing Schedule.
“Pricing Schedule” means Schedule I attached hereto identified as such.
“Prime Rate” means the per annum interest rate publicly announced from time to time by Wells Fargo to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate.
“Prior Termination Date” is defined in Section 2.21(b).
“Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code or by reason of a Department of Labor prohibited transaction individual or class exemption.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment (or, if the Commitments have been terminated, a portion equal to a fraction (i) the numerator of which is equal to such Lender’s Outstanding Credit Exposure and (ii) the denominator of which is the Aggregate Outstanding Credit Exposure).
“Purchasers” means any bank or other Person to which a Lender assigns all or any part of its rights and obligations under the Loan Documents pursuant to Section 12.3 , provided neither (a) the Borrower or any of its respective Affiliates or Subsidiaries, (b) any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b), nor (c) any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) shall be permitted to be a Purchaser.
“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto, a “Rate Management Agreement”) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Recipient” means (i) the Administrative Agent, (ii) any Lender and (iii) any LC Issuer, as applicable.
“Refunded Swingline Loans” is defined in Section 2.7(c).
“Register” is defined in Section 12.3(d).
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.18 to reimburse the LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reports” is defined in Section 9.5.
“Required Lenders” means Lenders in the aggregate having at least a majority of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least a majority of the Aggregate Outstanding Credit Exposure, provided that (i) the Commitment and Outstanding Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) the amount of any participation in any Swingline Loan and Facility LC of any Defaulting Lender that has not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.
“Reserve Requirement” means, with respect to an Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System, applied for determining the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), which is imposed under Regulation D on eurocurrency liabilities or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding.
“Resignation Effective Date” has the meaning given to such term in Section 10.6(a).
“Revolving Loans” is defined in Section 2.1(a).
“Revolving Note” means a promissory note issued at the request of a Lender pursuant to Section 2.12(d), in substantially the form of Exhibit D-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender.
“S&P” means Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc.
“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctioned Country” means, at any time, a region, a country or territory which is itself the subject or target of any Sanctions (which, as of the date of this Agreement, is Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).
“Sanctions” means (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered or enforced by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, and (b) economic or financial sanctions imposed, administered or enforced from time to time by the United States State Department, the United States Department of Commerce or the United States Department of the Treasury.
“Sanctions List” means any of the lists of specifically designated nationals or designated Persons published (and accessible to the public) by the U.S. government and administered by OFAC, the United States State Department, the United States Department of Commerce or the United States Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. Governmental Authority, in each case as the same may be amended, supplemented or substituted from time to time.
“Senior Arrangers Fee Letter” means the letter agreement, dated October 14, 2015, among Borrower, IPC, KeyBank, KBCM and MUFG.
“Senior Lead Arrangers Fee Letter” means the letter agreement, dated October 14, 2015, among Borrower, IPC, Wells Fargo, Wells Fargo Securities, JPMCB, and JPMorgan.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as of the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.
“Swingline Borrowing Notice” is defined in Section 2.7(b).
“Swingline Commitment” shall mean $10,000,000 or, if less, the Aggregate Commitment at the time of determination, as such amount may be reduced.

“Swingline Lender” shall mean Wells Fargo in its capacity as maker of Swingline Loans, and its successors in such capacity.
“Swingline Loans” is defined in Section 2.1(c).
“Swingline Note” means a promissory note issued at the request of the Swingline Lender pursuant to Section 2.12(d), in substantially the form of Exhibit D-2 hereto, evidencing the aggregate indebtedness of the Borrower to the Swingline Lender resulting from Swingline Loans made by the Swingline Lender.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transferee” is defined in Section 12.4.
“Type” refers to whether an Advance is a Eurodollar Advance, Floating Rate Advance or LIBOR Market Index Rate Advance.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“Unutilized Swingline Commitment” means, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Wells Fargo” means Wells Fargo Bank, National Association.
“Wells Fargo Securities” means Wells Fargo Securities, LLC.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, IPC and the Administrative Agent.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
1.2    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Unless otherwise expressly specified, all references herein to a particular time shall mean Charlotte, North Carolina time.

(e)All references to the Lenders or any of them shall be deemed to include the Swingline Lender and LC Issuers unless specifically provided otherwise or unless the context otherwise requires.

1.3    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with Agreement Accounting Principles, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 6.1, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities and any other accounting rule to the contrary shall be disregarded. If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.

ARTICLE 2

THE CREDITS

2.1    Commitments.

(a)    From and including the Closing Date to but excluding the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower (each such loan, a “Revolving Loan” and collectively, the “Revolving Loans”) in an amount equal to its Pro Rata Share of all Revolving Loans requested by the Borrower, provided that after giving effect to the making of each Revolving Loan (and to any concurrent repayment of Swingline Loans with proceeds of Revolving Loans made pursuant to such Advance), such Lender’s Outstanding Credit Exposure shall not exceed its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date.

(b)    From and including the Closing Date to but excluding the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to participate in Facility LCs issued upon the request of the Borrower, provided that after giving effect to the issuance of each such Facility LC, such Lender’s Outstanding Credit Exposure shall not exceed its Commitment. The LC Issuers will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.18.

(c)    From and including the Closing Date to but excluding the Facility Termination Date, the Swingline Lender agrees, on the terms and conditions hereinafter set forth, to make loans to the Borrower (each, a “Swingline Loan,” and collectively, the “Swingline Loans”), in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment. Swingline Loans may be made even if the Swingline Lender’s Outstanding Credit Exposure would exceed its Commitment at such time, provided that no Advance of Swingline Loans shall be made if, immediately after giving effect thereto, the Aggregate Outstanding Credit Exposure would exceed the Aggregate Commitments at such time, and provided further that the Swingline Lender shall not make any Swingline Loan if any Lender is at that time a Defaulting Lender, unless the Swingline Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swingline Lender (in its sole discretion) with the Borrower or such

Lender to eliminate the Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from either the Swingline Loan then proposed to be made or that Swingline Loan and all other Swingline Loans as to which the Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of an Advance of Revolving Loans pursuant to Section 2.7(c)) and reborrow Swingline Loans at any time prior to the Facility Termination Date, provided that the Borrower may not borrow Swingline Loans the proceeds of which are used to repay outstanding Swingline Loans.

2.2    Required Payments; Termination.

(a)    Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower shall repay to the Lenders the aggregate outstanding principal amount of each Revolving Loan on the Facility Termination Date.

(b)    Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower shall repay to the Swingline Lender the aggregate outstanding principal amount of each Swingline Loan on the earlier to occur of (i) fourteen (14) days after the Borrowing Date of each such Swingline Loan, and (ii) the Facility Termination Date.

2.3    Types of Advances; Minimum Amount of Each Advance. Subject to Section 2.23, the Revolving Loans may be Floating Rate Advances or Eurodollar Advances selected by the Borrower in accordance with Sections 2.7 and 2.8. Each Eurodollar Advance shall be in the amount of $5,000,000 or a higher integral multiple of $100,000, and each Floating Rate Advance shall be in the amount of $5,000,000 or a higher integral multiple of $100,000, provided that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment. The Swingline Loans may be Floating Rate Advances or LIBOR Market Index Rate Advances.

2.4    Fees. In addition to certain fees described in Section 2.18(d):

(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender an upfront fee in an amount agreed to in the Senior Lead Arrangers Fee Letter, payable on the date of execution of this Agreement.

(b)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a facility fee (each a “Facility Fee”) at a percentage rate per annum applicable at such time as set forth in the Pricing Schedule on the average daily Aggregate Commitment from the date hereof to the Facility Termination Date (and, if applicable, thereafter on the Aggregate Outstanding Credit Exposure until no Credit Extensions remain outstanding), payable in arrears on each Payment Date hereafter and on the Facility Termination Date (and, if applicable, thereafter on demand).

(c)    The Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.5    Reduction or Termination of Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least five (5) Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Facility Fees shall be payable on the effective date of any termination of the Aggregate Commitments.

2.6    Optional Principal Payments. The Borrower may, upon notice to the Administrative Agent, from time to time pay, without penalty or premium, all outstanding Advances or, in an aggregate amount of $5,000,000 or a higher integral multiple of $100,000; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Advances and (B) on the date of prepayment of Floating Rate Advances. Any prepayment of a Eurodollar Rate Advance shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.3. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

2.7    Requesting Advances.

(a)    In order to obtain an Advance (other than (x) Advances of Swingline Loans, which shall be made pursuant to Section 2.7(b), (y) Advances for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.7(c), or (z) conversions of outstanding Revolving Loans made pursuant to Section 2.8), the Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. on the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)the aggregate amount of such Advance,

(iii)the Type of Advance selected, and

(iv)in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. on each Borrowing Date, each Lender shall make available its Pro Rata Share of the Revolving Loan or Revolving Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article 13. Upon satisfaction of the applicable conditions set forth in Section 4.2, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.
(b)    In order to obtain an Advance of a Swingline Loan, the Borrower shall give the Administrative Agent (and the Swingline Lender, if the Swingline Lender is not also the Administrative Agent) irrevocable notice (a “Swingline Borrowing Notice”) not later than 11:00 a.m. on the Borrowing Date of each Swingline Loan, specifying the aggregate amount of such Swingline Loan (which shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the Type of Advance selected. Not later than 4:00 p.m. on the Borrowing Date, the Swingline Lender shall make available an amount equal to the amount of the requested Swingline Loan in funds immediately available to the Administrative Agent at its address specified pursuant to Article 13. The Administrative Agent will make the funds so received from the Swingline Lender available to the Borrower at the Administrative Agent’s aforesaid address. Immediately upon the making of a Swingline Loan, the Swingline Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, a participation in such Swingline Loan in an amount equal to its Pro Rata Share thereof. Notwithstanding anything herein to the contrary, effective upon any increase or reduction of the Aggregate Commitments pursuant to the terms hereunder, each Lender’s participation in any Swingline Loan outstanding on such date shall be adjusted to reflect its Pro Rata Share after giving effect to such increase or reduction, as the case may be.

(c)    With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not a Default has occurred and is continuing, other than a Default under Sections 7(g) or 7(h)) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause an Advance of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Lender) and each other Lender (on behalf of, and with a copy to, the Borrower), not later than 11:00 a.m. on the day of the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Borrowing Notice given by the Borrower) requesting the Lenders to make Revolving Loans (which shall be made initially as Floating Rate Advances) on the Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m. on the requested Borrowing Date, each Lender (other than the Swingline Lender) shall make available its Pro Rata Share of the Refunded Swingline Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article 13. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by Section 11.2.

(d)    If, for any reason, Revolving Loans are not made pursuant to Section 2.7(c) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, each Lender shall fund its risk participation in such outstanding Swingline Loans. Upon one (1) Business Day’s prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) shall make available to the Administrative Agent at its address specified pursuant to Article 13 an amount, in immediately available funds, equal to its respective participation. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent.

(e)    In the event any such Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.7, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Effective Rate for the first three (3) Business Days and thereafter at the Floating Rate applicable to Revolving Loans. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Advance or funded participation in the relevant Swingline Loan, as the case may be. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender’s Pro Rata Share of such payment in accordance with Section 2.11.

(f)    Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to Section 2.7(c) and each such Lender’s obligation to fund its risk participation in any unpaid Swingline Loans pursuant to Section 2.7(d) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Unmatured Default or Default, or (iii) the failure of the amount of such Advance of Revolving Loans to meet the minimum borrowing amount specified in Section 2.3.

2.8    Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to Section 2.3, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(i)    the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)    the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)    the amount of such Advance, which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.9    Changes in Interest Rate, etc.

(a)    Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Floating Rate Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.8, to the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.8, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Revolving Loan maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.

(b)    Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.7 and 2.8 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

(c)    Each LIBOR Market Index Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such LIBOR Market Index Rate Advance is made to the date it is paid at a rate per annum equal to the LIBOR Market Index Rate for such day.

2.10    Rates Applicable After Default. Notwithstanding anything to the contrary contained in Sections 2.7, 2.8 or 2.9, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum (iii) each LIBOR Market Index Rate Advance shall bear interest at a rate per annum equal to the LIBOR Market Index Rate in effect from time to time plus 2% per annum, and (iv) the LC Fee shall be increased by 2% per annum, provided that during the continuance of a Default under Sections 7(g) or 7(h), the interest rates set forth in clauses (i), (ii) and (iii) above and the increase in the LC Fee set forth in clause (iv) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

2.11    Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article 13, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon on the date when due and shall (except for payments of Reimbursement Obligations for which the applicable LC Issuer has not received payments from the Lenders or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge any account of the Borrower maintained with Wells Fargo for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.11 shall also be deemed to refer, and shall apply equally, (i) to the Swingline Lender, in the case of payments required to be made by the Borrower to the Swingline Lender and (ii) to the applicable LC Issuer, in the case of payments required to be made by the Borrower to such LC Issuer.

2.12    Noteless Agreement; Evidence of Indebtedness.

(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)    The Administrative Agent shall also maintain the Register pursuant to Section 12.3(d) and subaccounts for each Lender in which (taken together) it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)    The entries maintained in the accounts, Register and subaccounts maintained pursuant to Sections 2.12(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)    The Loans made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced (i) in the case of Revolving Loans, by a Revolving Note, and (ii) in the case of the Swingline Loans, by a Swingline Note, in each case appropriately completed and executed by the Borrower and payable to the order of such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Loan Documents and shall be subject to the provisions hereof and thereof.

2.13    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, Swingline Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.14    Interest Payment Dates; Interest and Fee Basis; Maximum Rate.

(a)    Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at the Facility Termination Date. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion.

(b)    Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at the Facility Termination Date. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

(c)    Interest accrued on each LIBOR Market Rate Advance shall be payable on any date on which such LIBOR Market Rate Advance is paid in full, whether due to acceleration or otherwise, and on the date such LIBOR Market Index Rate Advance shall become due and payable pursuant to Section 2.2(b).

(d)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(e)    Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(f)    Interest on Floating Rate Advances bearing interest at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate, 366 day year. All other interest and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (except for interest payments in respect of Eurodollar Advances whose Interest Period ends on a day which is not a Business Day, and the next succeeding Business Day falls in a new calendar month, in which case interest accrued on such Eurodollar Advance shall be payable on the immediately preceding Business Day) and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

(g)    In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law.

2.15    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice (including Borrowing Notices received from the Swingline Lender in accordance with Section 2.7(c)), Swingline Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from any LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance and each LIBOR Market Index Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.16    Lending Installations. Each Lender may book its Loans, its participations in any outstanding Swingline Loans, and its participation in any LC Obligations and any LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in outstanding Swingline Loans, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.17    Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.18    Facility LCs.

(a)    Each LC Issuer hereby agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.18, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit denominated in U.S. Dollars (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from the Closing Date and prior to the fifth Business Day prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment, (ii) the sum of the aggregate undrawn face amount of all Facility LCs outstanding at such time issued by the LC Issuers and the Reimbursement Obligations shall not exceed the LC Subcommitment, (iii) the sum of the aggregate undrawn face amount of all Facility LCs issued by any LC Issuer and the Reimbursement Obligations owed to such LC Issuer shall not exceed such LC Issuer’s LC Commitment, and (iv) no Lender shall be a Defaulting Lender, unless the applicable LC Issuer has entered into an arrangement, including the delivery of Cash Collateral, satisfactory to such LC Issuer (in its sole discretion), with the Borrower or such Lender to eliminate the LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from either the Facility LC then proposed to be issued or that Facility LC and the Outstanding Credit Exposure as to which such LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. No Facility LC shall have an expiry date later than the earlier of (A) the fifth Business Day prior to the Facility Termination Date and (B) one year after its issuance (the “Facility LC Maturity Date”), provided that any Facility LC with a one-year tenor may provide for the renewal thereof for additional one-year periods (but in no event beyond the date referred to in clause (A) above). Notwithstanding the foregoing, no LC Issuer shall be under any obligation to issue or Modify any Facility LC if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Facility LC, or any law applicable to such LC Issuer or (y) any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall (1) prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Facility LC in particular or (2) impose upon the LC Issuer with respect to such Facility LC any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date, in each case under this clause (y)(2) which the L/C Issuer in good faith deems material to it, unless the Borrower agrees in writing to indemnify the LC Issuer for any such costs.

(b)    Upon the issuance or Modification by any LC Issuer of a Facility LC in accordance with this Section 2.18, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer without recourse or warranty, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share. Notwithstanding anything herein to the contrary, effective upon any increase or reduction of the Aggregate Commitments pursuant to the terms hereunder, each Lender’s participation in any Facility LC outstanding on such date shall be adjusted to reflect its Pro Rata Share after giving effect to such increase or reduction, as the case may be.

(c)    Subject to Section 2.18(a), the Borrower shall give the applicable LC Issuer a notice prior to 11:00 a.m. at least three (3) Business Days (or such shorter period as is acceptable to the LC Issuer in any given case) prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the amount of the proposed issuance (or Modification), the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article 4 (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer, acting reasonably, and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d)    The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, with respect to each Facility LC issued hereunder, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Advances in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date, on the Facility

LC Maturity Date and thereafter on demand (each such fee described in this sentence an “LC Fee”), provided, however, that any LC Fees otherwise payable for the account of a Defaulting Lender with respect to any Facility LC as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the LC Issuer pursuant to Section 2.22(c) shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Facility LC, with the balance of such fee, if any, payable to the applicable LC Issuer for its own account; provided further, that so long as no Unmatured Default or Default exists, notwithstanding the Pricing Level otherwise applicable to the Advances, Facility LCs and Facility Fee, the Borrower shall be required to pay an LC Fee on any portion of any Facility LC that the Borrower has Cash Collateralized at a rate equal to the Applicable Margin for Eurodollar Advance corresponding to Pricing Level I. The Borrower shall also pay to the applicable LC Issuer for its own account (x) a fronting fee at the per annum rate set forth in the Senior Lead Arrangers Fee Letter or as separately agreed with such LC Issuer on the average daily undrawn stated amount under each Facility LC issued hereunder, such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the applicable LC Issuer’s standard schedule for such charges as in effect from time to time.

(e)    Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of such LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted. Each Lender’s obligation to reimburse each LC Issuer for its Pro Rata Share of the amount drawn under each Facility LCs to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.18(f) below shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the LC Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Unmatured Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. If any Lender fails to make available to the Administrative Agent for the account of the applicable LC Issuer any amount required to be paid by such Lender pursuant to this foregoing provisions of this Section 2.18(e), such LC Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the LC Payment Date to the date on which such payment is immediately available to the LC Issuer at a rate per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

(f)    The Borrower shall be irrevocably and unconditionally obligated to reimburse any LC Issuer on the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that, subject to Section 2.18(h), the Borrower shall not be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) such LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by such LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The applicable LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.18(e). Subject to the terms and conditions of this Agreement (including the submission of a Borrowing Notice in compliance with Section 2.7 and the satisfaction of the applicable conditions precedent set forth in Article 4), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

(g)    The Borrower’s obligations to reimburse each LC Issuer for each drawing under each Facility LC shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Facility LC, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Facility LC (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Facility LC or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Facility LC proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) any payment by the applicable LC Issuer under such Facility LC against presentation of a draft or certificate that does not strictly comply with the terms of such Facility LC; or any payment made by the LC Issuer under such Facility LC to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Facility LC, including any arising in connection with any proceeding under any Debtor Relief Law; (v) any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred; (vi) any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee; or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put any LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.18(g) is intended to limit the right of the Borrower to make a claim against any LC Issuer for damages as contemplated by Section 2.18(h).

(h)    Each Lender and the Borrower agree that, in paying any drawing under a Facility LC, the applicable LC Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the applicable Facility LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document, provided that at all times the LC Issuer shall be acting in good faith. None of the LC Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Facility LC. Notwithstanding any other provision of this Section 2.18, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC. None of the LC Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any LC Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.18(g); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any LC Issuer, and such LC Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final nonappealable judgment to have resulted from such LC Issuer’s willful misconduct or gross negligence or the LC Issuer’s failure to pay under any Facility LC after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Facility LC.

(i)    The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders (i) when a Default exists and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to any LC Issuer or the Lenders in respect of any Facility LC or (ii) if, as of the Facility Termination Date, any LC Obligation for any reason remains outstanding, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article 13, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the LC Obligations. Amounts in the Facility LC Collateral Account shall not bear interest.

(j)    In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

(k)    The Borrower, the LC Issuers and the Lenders agree that, as of the Closing Date, each letter of credit issued by Wells Fargo or JPMCB for the account of the Borrower under the Existing Credit Agreement shall be deemed issued by Wells Fargo or JPMCB, as applicable, for the account of the Borrower under this Agreement as a Facility LC.

(l)    Unless otherwise agreed by the Administrative Agent, each LC Issuer shall report in writing to the Administrative Agent (who shall promptly provide notice to the Lenders of the contents thereof) (i) on or prior to each Business Day on which such LC Issuer issues, amends, renews or extends any Facility LC, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Facility LCs issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such LC Issuer shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Facility LCs issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such LC Issuer makes any payment on a Facility LC, the date and amount of such disbursement, (iii) on any Business Day on which the Borrower fails to reimburse any payment required to be reimbursed to such LC Issuer on such day, the date of such failure and the amount of such disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Facility LCs issued by such LC Issuer.

2.19    Replacement of Lender. If any Lender requests compensation under Sections 3.1 or 3.2, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5 and, in each case, such Lender has declined or is unable to designate a different Lending Installation in accordance with Section 3.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or in connection with any proposed amendment, modification, waiver or consent with respect to any of the provisions hereof as contemplated by Section 8.2(i) or (ii), the consent of the Required Lenders shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained, in each case, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.3), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 or 3.2 or Section 3.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    no Unmatured Default or Default shall have occurred or be continuing;

(ii)    the Administrative Agent shall have received the assignment fee (if any) specified in Section 12.3;

(iii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.3) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iv)    in the case of any such assignment resulting from a claim for compensation under Sections 3.1 or 3.2 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments thereafter;

(v)    such assignment does not conflict with applicable law; and

(vi)    in the case of any assignment resulting from a Lender becoming a Non- Consenting Lender or a Lender that has not consented to any proposed amendment, modification, waiver or consent which requires the consent of all Lenders (or the Lenders directly affected thereby) and with respect to which the Required Lenders have consented to such amendment, waiver or consent, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
2.20    Increase in Commitments.

(a)    The Borrower shall have the right at any time and from time to time after the Closing Date and prior to the date that is thirty (30) days prior to the Facility Termination Date to increase the Aggregate Commitment (each such proposed increase being a “Commitment Increase”), either by having a Lender increase its Commitment then in effect (each an “Increasing Lender”) or by adding as a Lender with a new Commitment hereunder a Person which is not then a Lender (each an “Assuming Lender”), in each case with the approval of the Administrative Agent, each LC Issuer and the Swingline Lender (such approval not to be unreasonably withheld), which notice shall specify the name of each Increasing Lender and/or Assuming Lender, as applicable, the amount of the Commitment Increase and the portion thereof being assumed by each such Increasing Lender or Assuming Lender, and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days after delivery of such notice; provided that no Lender shall have any obligation hereunder to become an Increasing Lender and any election to do so shall be in the sole discretion of each Lender; provided further that: (i) any such request for a Commitment Increase shall be in a minimum amount of $10,000,000 or a higher integral multiple of $1,000,000; (ii) immediately after giving effect to any Commitment Increase, the Aggregate Commitment shall not exceed $150,000,000 and the aggregate amount of all Commitment Increases shall not exceed $50,000,000; (iii) the sum of the increases in Commitments of the Increasing Lenders and the new Commitments of the Assuming Lenders shall not exceed the requested Commitment Increase; (iv) no Default or Unmatured Default shall have occurred and be continuing on the applicable Commitment Increase Date or shall result from any Commitment Increase; and (v) the representations and warranties contained in Article 5 (other than in Section 5.5) shall be true on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specified date, as of such specific date).

(b)    Each Commitment Increase (and the increase of the Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom) shall become effective as of the Commitment Increase Date; provided that: (i) the Administrative Agent shall have received on or prior to 10:00 a.m. on such Commitment Increase Date a certificate of an Authorized Officer stating that each of the applicable conditions to such Commitment Increase set forth in Section 2.20(a) has been satisfied and attaching the resolutions adopted by the Borrower approving or consenting to such Commitment Increase; (ii) with respect to each Assuming Lender, the Administrative Agent shall have received, on or prior to 10:00 a.m. on such Commitment Increase Date, a Joinder Agreement among the Assuming Lender, the Borrower and the Administrative Agent; and (iii) each Increasing Lender shall have delivered to the Administrative Agent, on or prior to 10:00 a.m. on such Commitment Increase Date, confirmation in writing satisfactory to the Administrative Agent as to its increased Commitment, with a copy of such confirmation to the Borrower.

(c)    On each Commitment Increase Date upon such time as the applicable conditions set forth in Sections 2.20(a) and 2.20(b) have been satisfied, the Borrower shall (i) prepay the then outstanding Advances (if any) in full prior to giving effect to such Commitment Increase, (ii) if the Borrower shall so request, request new Advances from the Lenders (including any Assuming Lender) in an aggregate amount at least equal to such prepayment, so that, after giving effect thereto, the Advances are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such Commitment Increase) and (iii) pay to the Lenders any funding indemnification amounts required by Section 3.3.

2.21    Extension of Facility Termination Date.

(a)    So long as no Unmatured Default or Default has occurred and is continuing and subject to the conditions set forth in Section 2.21(c), the Borrower may, not more than two (2) times during the term of this Agreement, no earlier than sixty (60) days and no later than thirty (30) days prior to each anniversary of the Closing Date (such anniversary, an “Extension Date”) request through written notice to the Administrative Agent (the “Extension Notice”), that the Lenders extend the then existing Facility Termination Date for an additional one-year period. Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent no later than the applicable Extension Date (except in the year in which the then existing Facility Termination Date shall occur, in which case such written notice shall be delivered by the Lenders no later than fifteen (15) days prior to the then existing Facility Termination Date) (such date, the “Consent Date”), advise the Administrative Agent in writing of its desire to extend (any such Lender, a “Consenting Lender”) or not to so extend (any such Lender, a “Non-Consenting Lender”) such date. Any Lender that does not advise the Administrative Agent by the Consent Date shall be deemed to be a Non-Consenting Lender. No Lender shall be under any obligation or commitment to extend the then existing Facility Termination Date. The election of any Lender to agree to such extension shall not obligate any other Lender to agree to such extension.

(b)    On the Consent Date, if Lenders holding Commitments that aggregate more than 50% of the Aggregate Commitments shall have agreed to such extension, then the then existing Facility Termination Date applicable to the Consenting Lenders shall be extended to the date that is one (1) year after the then existing Facility Termination Date. All Advances of each Non-Consenting Lender shall be subject to the then existing Facility Termination Date, without giving effect to such extension (such date, the “Prior Termination Date”). In the event of an extension of the then existing Facility Termination Date pursuant to this Section 2.21, the Borrower shall have the right, at its own expense, to solicit commitments from existing Lenders and/or other banks or financial institutions reasonably acceptable to the Administrative Agent, the LC Issuers and the Swingline Lender (each, an “Eligible Replacement Lender”) to replace the Commitment of any Non-Consenting Lenders for the remaining duration of this Agreement. Any Eligible Replacement Lender (if not already a Lender hereunder) shall become a party to this Agreement as a Lender by delivering an executed Joinder Agreement to the Administrative Agent and the Borrower. The Commitment of each Non-Consenting Lender shall terminate on the Prior Termination Date, all Advances and other amounts payable hereunder to such Non-Consenting Lenders shall be subject to the Prior Termination Date and, to the extent such Non-Consenting Lender’s Commitment is not replaced as provided above, the Commitments hereunder shall be reduced by the amount of the Commitment of each such Non-Consenting Lender so terminated on the Prior Termination Date. Notwithstanding anything to the contrary in this Section 2.21, the Facility Termination Date shall not be extended unless the aggregate Commitments of the Consenting Lenders and any Eligible Replacement Lenders joining this Agreement pursuant to this Section 2.21(b) are greater than or equal to the Aggregate Outstanding Credit Exposure as of each Prior Termination Date.

(c)    An extension of the Facility Termination Date pursuant to this Section 2.21 shall only become effective upon the receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such extension of the Facility Termination Date (i) no Default has occurred and is continuing and (ii) all representations and warranties contained in Article 5 are true and correct in all material respects on and as of the date such extension is made, except for such representations or warranties which by their terms are made as of a specified date, which shall be true and correct as of such specified date.

(d)    Effective on and after the Prior Termination Date, (i) each of the Non-Consenting Lenders shall be automatically released from their respective LC Obligations and (ii) the LC Obligations of each Lender (other than the Non-Consenting Lenders) shall be automatically adjusted to equal such Lender’s Pro Rata Share of such LC Obligations.

2.22    Defaulting Lenders.

(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swingline Lender hereunder; third, to Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(c); fourth, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(c); sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuers or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    (A)    Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Pro Rata Share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(c).

(B)    Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(c).

(C)    With respect to any Facility Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each LC Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. Notwithstanding the foregoing, so long as no Unmatured Default or Default exists, notwithstanding the Pricing Level otherwise applicable to the Advances, Facility LCs and Facility Fee, the Borrower shall be required to pay an LC Fee on any portion of any Facility LC that the Borrower has Cash Collateralized at a rate equal to the Applicable Margin for Eurodollar Advances corresponding to Pricing Level I.

(iv)    All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.22(c).

(vi)    If the Borrower, the Administrative Agent, the Swingline Lender and each LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause each Lender to hold its Pro Rata Share of the Loans and funded and unfunded participations in Facility LCs and Swingline Loans (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(b)    So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no LC Issuer shall be required to issue or Modify any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(c)    At any time that there shall exist a Defaulting Lender, within two (2) Business Day following the written request of the Administrative Agent or any LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuers as herein provided (other than liens permitted pursuant to Section 6.11), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)    Cash Collateral (or the appropriate portion thereof) provided to reduce any LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable

Lender), or (ii) the determination by the Administrative Agent and each LC Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and each LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.23    Changed Circumstances.

(a)    In connection with any request for a Eurodollar Rate Advance (or a Floating Rate Advance as to which the interest rate is determined with reference to the Eurodollar Base Rate) or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Advance, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurodollar Base Rate for such Interest Period with respect to a proposed Eurodollar Rate Advance (or a Floating Rate Advance as to which the interest rate is determined with reference to the Eurodollar Base Rate) or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Base Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Advances during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist (which notice the Administrative Agent shall promptly deliver to the Borrower), the obligation of the Lenders to make a Eurodollar Rate Advance (or a Floating Rate Advance as to which the interest rate is determined with reference to the Eurodollar Base Rate) and the right of the Borrower to convert any Loan to or continue any Loan as a Eurodollar Rate Advance (or a Floating Rate Advance as to which the interest rate is determined with reference to the Eurodollar Base Rate) shall be suspended, and (x) in the case of Eurodollar Rate Advances, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Rate Advance together with accrued interest thereon (subject to Section 3.3), on the last day of the then current Interest Period applicable to such Eurodollar Rate Advance; or (B) convert the then outstanding principal amount of each such Eurodollar Rate Advance to a Floating Rate (as to which the interest rate is not determined by reference to the Eurodollar Base Rate) as of the last day of such Interest Period; or (y) in the case of Floating Rate Advances as to which the interest rate is determined by reference to the Eurodollar Base Rate, the Borrower shall convert the then outstanding principal amount of each such Advance to a Floating Rate Advance as to which the interest rate is not determined by reference to the Eurodollar Base Rate as of the last day of such Interest Period.

(b)    If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Installations) with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Installations) to honor its obligations hereunder to make, maintain, fund or charge interest with respect to any Eurodollar Rate Advances (or any Floating Rate Advance as to which the interest rate is determined by reference to the Eurodollar Base Rate), such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist (which notice the Administrative Agent shall promptly deliver to the Borrower after receiving notice thereof from such affected Lender), (i) the obligations of such Lenders to make Eurodollar Rate Advances (or Floating Rate Advances as to which the interest rate is determined by reference to the Eurodollar Base Rate), and the right of the Borrower to convert any Advance to a Eurodollar Rate Advance or continue any Advance as an Eurodollar Rate Advance with respect to such Lenders (or a Floating Rate Advance as to which the interest rate is determined by reference to the Eurodollar Base Rate) shall be suspended and thereafter the Borrower may, with respect to such Lenders, select only Floating Rate Advances (as to which the interest rate is not determined by reference to the Eurodollar Base Rate, (ii) all Floating Rate Advances made by such Lenders shall cease to be determined by reference to the Eurodollar Base Rate and (iii) if any of the Lenders may not lawfully continue to maintain a Eurodollar Rate Advances to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Floating Rate Advance (as to which the interest rate is not determined by reference to the Eurodollar Base Rate) for the remainder of such Interest Period.

ARTICLE 3

YIELD PROTECTION; TAXES

3.1    Increased Costs. If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or any LC Issuer;

(b)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender or any LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Facility LC or participation therein, or reduce any amount receivable by any Lender or any LC Issuer in connection with this Agreement or Loans made by such Lender or any Facility LC or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such LC Issuer or such other Recipient of participating in, issuing or maintaining any Facility LC (or of maintaining its obligation to participate in or to issue any Facility LC), or to reduce the return or the amount of any sum received or receivable by such Lender, LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuer or other Recipient, the Borrower shall pay to such Lender, LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
3.2    Capital Requirements. If any Lender or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any Lending Installation of such Lender or such Lender’s or LC Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Facility LCs or Swingline Loans held by, such Lender, or the Facility LCs issued by any LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then within fifteen (15) days of demand by such Lender or LC Issuer the Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.

3.3    Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Eurodollar Advances) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) an Advance or continuation of, or conversion into, a Eurodollar Advance does not occur on a date specified therefor in a Borrowing Notice or Conversion/Continuation Notice, (ii) if any repayment, prepayment or conversion of any Eurodollar Advance occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.19 or any acceleration of the maturity of the Loans pursuant to Section 8.1), (iii) if any prepayment of any Eurodollar Advance is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any Eurodollar Advance when due hereunder. Calculation of all amounts payable to a Lender under this Section 3.3 shall be made as though such Lender had actually funded its relevant Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Advance, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.3. A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 3.3 by any Lender as to any additional amounts payable pursuant to this Section 3.3 shall be submitted by such Lender to the Borrower either directly or through the Administrative Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 3.3 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

3.4    Delay in Requests. Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to Sections 3.1 or 3.2 shall not constitute a waiver of such

Lender’s or LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or LC Issuer pursuant to Sections 3.1 or 3.2 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.5    Taxes.

(a)    For purposes of this Section 3.5, the term “Lender” includes any LC Issuer and the term “applicable law” includes FATCA.

(b)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.5, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    (i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this Section 3.5(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed copies of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.6    Designation of a Different Lending Installation. If any Lender requests compensation under Sections 3.1 or 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.1, 3.2, or 3.5, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 4

CONDITIONS PRECEDENT

4.1    Effectiveness. This Agreement shall not become effective until the following conditions precedent have been satisfied:

(a)The Administrative Agent shall have received each of the following, each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(ii)Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its bylaws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents.

(iii)An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(iv)A certificate, signed by an Authorized Officer, stating that on the Closing Date (A) no Default or Unmatured Default has occurred and is continuing and (B) the representations and warranties of the Borrower contained in Article 5 shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(v)A written opinion of the Borrower’s counsel, addressed to the Administrative Agent, the Lenders, and the LC Issuers, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent.

(vi)Any Notes requested by a Lender pursuant to Section 2.12 payable to the order of each such requesting Lender.

(vii)Written money transfer instructions, in substantially the form of Exhibit C, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(viii)Such other documents as any Lender or its counsel may have reasonably requested.

(b)The Borrower shall have paid (i) to the Joint Lead Arrangers, the fees required under the Fee Letters to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof, (iii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Administrative Fee Letter, and (iv) all other fees and reasonable expenses of the Joint Lead Arrangers, the Administrative Agent and the Lenders required hereunder or under any other Loan Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the other Loan Documents.

(c)Since December 31, 2014, both immediately before and after giving effect to the consummation of this Agreement, there shall not have occurred a (i) Material Adverse Effect or (ii) an event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

(d)Concurrently with the Closing Date, (i) all amounts outstanding under the Existing Credit Agreement shall be repaid and satisfied in full, (ii) all commitments to extend credit under the Existing Credit Agreement shall be terminated and (iii) any letters of credit outstanding under the Existing Credit Agreement issued by Wells Fargo or JPMCB shall be deemed issued hereunder by Wells Fargo or JPMCB, as applicable, as of the Closing Date); and the Administrative Agent shall have received evidence of the foregoing satisfactory to it, including a payoff letter executed by the parties to the Existing Credit Agreement.

(e)The Administrative Agent shall have received from the Borrower all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

Without limiting the generality of the provisions of Section 10.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.2    Each Credit Extension. The obligation of each Lender to make any Credit Extension hereunder, including any Credit Extension made on the Closing Date (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.7(c) or for the purpose of paying unpaid reimbursement obligations of the Borrower pursuant to Section 2.18(e)), is subject to the satisfaction of the following conditions precedent on the applicable Credit Extension Date:

(i)No Default or Unmatured Default exists.

(ii)The representations and warranties contained in Article 5 (other than, after the Closing Date, in Section 5.5) are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice, Swingline Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A as a condition to making a Credit Extension.
ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.1    Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.2    Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate, except to the extent that such violation, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s

articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4    Financial Statements. The December 31, 2014 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with the Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5    Material Adverse Change. Since December 31, 2014, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.6    Taxes. The Borrower and its Subsidiaries have filed all material U.S. federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. No tax liens have been filed and no claims are being asserted with respect to any such taxes claimed to be due and payable that would, if adversely determined, have a Material Adverse Effect. The charges, accruals and reserves for taxes on the books of the Borrower and its Subsidiaries (to the extent in excess of $5,000,000) are adequate under Agreement Accounting Principles. Notwithstanding any provision in this Agreement to the contrary, the only representations and warranties made by the Borrower with respect to matters relating to taxes shall be the representations and warranties set forth in this Section 5.6, and this Agreement shall not be interpreted in any manner that is contrary hereto.

5.7    Litigation and Contingent Obligations. Except as set forth in the most recent consolidated financial statements provided to the Administrative Agent pursuant to Section 5.4 or Section 6.1, respectively, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding, which, if decided adversely, would not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent liabilities or obligations not provided for or disclosed in the most recent consolidated financial statements provided to the Administrative Agent pursuant to Section 5.4 or Section 6.1, respectively.

5.8    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

5.9    ERISA. Each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable law, including the applicable provisions of ERISA and the Code, in each case except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No ERISA Event that could reasonably be expected to have a Material Adverse Effect (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan. Except as could not reasonably be expected to have a Material Adverse Effect, no Plan is in “at-risk status” under Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA.

5.10    Labor Relations. As of the Closing Date, there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against it, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against it, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to it. As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower.

5.11    Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent, the Joint Lead Arrangers or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. As of the Closing Date, there is no fact known to the Borrower that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders.

5.12    Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.13    Material Agreements. Except as provided by applicable law or as set forth in Schedule 5.13, neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction (a) which either prohibits or restricts the ability of any Subsidiary of Borrower to declare or pay dividends to the Borrower, or (b) which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness, which default could reasonably be expected to have a Material Adverse Effect.

5.14    Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.15    Ownership of Properties. Except as set forth on Schedule 5.15, as of the Closing Date, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.11, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

5.16    Environmental Matters. In the ordinary course of its business, the Borrower considers the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that the potential risks and liabilities accruing to the Borrower due to Environmental Laws could not reasonably be expected to have a Material Adverse Effect , other than the matters described in reports filed by the Borrower with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Other than as described in reports filed by the Borrower with the U.S. Securities and Exchange Commission pursuant to the Exchange Act, neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17    Investment Company Act. The Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

5.18    Designated Persons; Sanctions; Anti-Corruption Laws; PATRIOT Act.

(a)Neither the Borrower nor any of its Subsidiaries, and to the Borrower’s knowledge, none of their respective directors, officers, employees or affiliates (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person, (iii) is located, organized or resident in a Sanctioned Country or (iv) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower and its Subsidiaries with applicable Sanctions and Anti-Corruption Laws.

(b)Neither the Borrower nor its Subsidiaries, and to the Borrower’s knowledge, none of their respective directors, officers or employees is now, directly or indirectly engaged in any material dealings or transactions (i) with any Designated Person, (ii) in any Sanctioned Country or (iii) otherwise in violation of Sanctions.

(c)Each of the Borrower and its Subsidiaries is in compliance in all material respects with the PATRIOT Act.

ARTICLE 6

COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Facility LC shall remain outstanding:
6.1    Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with the Agreement Accounting Principles, and furnish to the Administrative Agent in sufficient copies for each of the Lenders:

(i)Within one hundred twenty (120) days after the close of each of its fiscal years (or, if earlier, within thirty (30) days after the Borrower is required to file its Annual Report on Form 10-K with the Securities and Exchange Commission for such fiscal year), an unqualified (except for qualifications relating to changes in Agreement Accounting Principles or practices reflecting changes in Agreement Accounting Principles and required or approved by the Borrower’s independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with the Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows. Delivery by the Borrower to the Administrative Agent of copies of the Borrower’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for any year shall satisfy the Borrower’s obligation under this clause (i) with respect to such year.

(ii)Within sixty (60) days after the close of the first three (3) quarterly period of each of its fiscal years (or, if earlier, within fifteen (15) days after the Borrower is required to file its Quarterly Report on Form 10-Q for with the Securities and Exchange Commission for such period), consolidated and consolidating unaudited balance sheets as at the close of each the first three (3) quarterly periods of each of its fiscal years, for itself and its Subsidiaries and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer. Delivery by the Borrower to the Administrative Agent of copies of the Borrower’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for any quarter shall satisfy the Borrower’s obligation under this clause (ii) with respect to such quarter.

(iii)Together with the financial statements required under Sections 6.1(i) and (ii), (A) a compliance certificate in substantially the form of Exhibit A signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (B) a calculation of the Indebtedness secured by Liens permitted under Section 6.11(xiii) in such form as is reasonably satisfactory to the Administrative Agent.

(iv)As soon as practicable and in any event within ten (10) days after the Borrower knows of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect (x) a written statement of an Authorized Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower or ERISA Affiliate has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or an ERISA Affiliate with respect to such ERISA Event.

(v)As soon as practicable and in any event within ten (10) days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(vi)Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements and reports so furnished.

(vii)Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(viii)Such other information (including nonfinancial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2    Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes and commercial paper back-up.

6.3    Notice of Default, etc. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default and (ii) the commencement of or any ruling in any litigation, or any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4    Conduct of Business. The Borrower will, and will cause each Material Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.5    Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

6.6    Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.7    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including all Environmental Laws.

6.8    Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9    Inspection. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each

Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

6.10    Merger and Sale of Assets. Without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), the Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person, or sell or otherwise dispose of all or substantially all of its Property to another Person except that (i) a Material Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, (ii) a Material Subsidiary may dispose of all or substantially all of its Property to the Borrower or a Wholly-Owned Subsidiary, or (iii) the Borrower or any Subsidiary may sell, transfer, contribute, convey or dispose of accounts, general intangibles and/or chattel paper (each as defined in Article 9 of the Uniform Commercial Code) and associated collateral, lockbox and other collection accounts, records and/or proceeds in connection with a Permitted Receivables Securitization.

6.11    Liens. The Borrower will not, nor will it permit any Material Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Material Subsidiary, except:

(i)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

(ii)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than any Lien imposed by ERISA, the creation or incurrence of which would result in a Default under Section 7(k));

(iv)    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

(v)    Liens existing on the date hereof and described in Schedule 5.15;

(vi)    Liens on Property of the Borrower or any of its Material Subsidiaries created solely for the purpose of securing Indebtedness incurred to fund the purchase price of Property, provided that no such Lien shall extend to or cover any other Property of the Borrower or its Material Subsidiaries other than the Property so acquired (and the proceeds therefrom) and the original principal amount of the Indebtedness so secured by any such Lien shall not exceed the original purchase price and costs related to the purchase, transportation, and installation of the Property so acquired;

(vii)    The Lien created by the First Mortgage and any Lien described in any deeds or other instruments under which property has been conveyed to IPC and to which the Lien of the First Mortgage is expressly made subject;

(viii)    Any Lien existing on any property or asset prior to the Acquisition thereof by the Borrower or any Material Subsidiary provided that the Acquisition is permitted under Section 6.13 and such Lien is not created in contemplation of or in connection with such Acquisition;

(ix)    Liens arising under a Permitted Receivables Securitization;

(x)    Liens arising by operation of law with respect to any deposit, securities and commodity account; provided that (a) the right of the Borrower or the applicable Material Subsidiary to withdraw assets from such account shall not be restricted other than by customary rules of general application (such as restrictions on withdrawals during the time required for a check to clear); and (b) such account is not intended by the Borrower or any Material Subsidiary to provide collateral to the applicable depository institution, securities intermediary or commodities intermediary;

(xi)    Liens in favor of the Administrative Agent hereunder;

(xii)    Any Lien arising out of the refinancing, extension, or renewal of any Indebtedness secured by any Lien permitted by clause (v) of this Section 6.11; provided that such Indebtedness is not increased and is not secured by any additional assets; and

(xiii)    (A) Liens incurred by the Borrower or IPC in connection with Rate Management Transactions entered into by either the Borrower or IPC in the ordinary course of business and not for speculation and in accordance with its established risk management policies, and (B) other Liens incurred by the Borrower or IPC in the ordinary course of business, provided that the aggregate principal amount of the Indebtedness secured by the Liens permitted under this clause (xiii) shall not exceed $50,000,000 at any one time outstanding. The “principal amount” of the Indebtedness of the Borrower or IPC in respect of any Rate Management Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or IPC would be required to pay if such Rate Management Obligation were terminated at such time of determination.

6.12    Leverage Ratio. The Borrower will not permit the ratio, as of the last day of any of its fiscal quarters, of (i) Consolidated Indebtedness to (ii) Consolidated Total Capitalization to be greater than 0.65 to 1.0.

6.13    Investments and Acquisitions. Without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld), the Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including loans and advances to, and other Investments in, Subsidiaries, or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture), or to make any Acquisition of any Person, except:

(i)    Cash Equivalent Investments and Investments permitted by the investment policies approved from time to time by the board of directors of the Borrower or the relevant Subsidiary, as applicable;

(ii)    Investments in, and loans and advances to, Subsidiaries existing as of the date hereof and other Investments existing as of the date hereof;

(iii)    Investments by Subsidiaries in securities of the Borrower and Investments by the Borrower and its Subsidiaries in any business trust controlled, directly or indirectly, by the Borrower to the extent such business trust purchases securities of the Borrower;

(iv)    In addition to Investments otherwise permitted hereunder, (A) Investments in IPC and (B) Investments and Acquisitions related to the energy business or other businesses of the Borrower and its Subsidiaries made after the date hereof, and as to Investments and Acquisitions described in subsection (B), in an aggregate amount not exceeding $750,000,000 at any one time outstanding, provided that Investments in non-energy related businesses made after the date hereof shall not exceed $150,000,000 at any one time outstanding; and

(v)    Investments by the Borrower or a Subsidiary in connection with a Permitted Receivables Securitization.

6.14    Subsidiary Dividend Restrictions. The Borrower will not, nor will it permit any Material Subsidiary to, become a party to any agreement prohibiting or restricting the ability of such Material Subsidiary to declare or pay dividends to the Borrower, except as disclosed in Schedule 5.13, other than prohibitions or restrictions in connection with a Permitted Receivables Securitization.

6.15    Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate that is not a Subsidiary except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.16    OFAC, PATRIOT Act Compliance.

(a)    The Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with Sanctions requirements (including laws applicable to transactions of or with any Designated Person or in any Sanctioned Country), (ii) in the event of a violation of Sanctions requirements, terminate no later than required by applicable law, or if applicable law does not provide any time for termination, then promptly upon obtaining knowledge thereof, any funding financing or facilitating by the Borrower or its Subsidiaries of any activities, business or transaction of or with any Designated Person or in any Sanctioned Country or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time, and (iii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

(b)    No part of the proceeds of any Credit Extension hereunder will be used directly, or to the knowledge of the Borrower indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws or (ii) (A) to fund, or to lend, or to contribute such proceeds to any other Person to fund, any activities or business of or with any Person, or in any country or territory, that, at the time of such funding or issuance, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person party hereto.

ARTICLE 7

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:
(a)    Any representation or warranty made (or deemed made pursuant to Section 4.2) by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any report, certificate, financial statement or other information delivered in connection with this Agreement or any other Loan Document shall be incorrect or misleading in any material respect when so made, deemed made or delivered.

(b)    Nonpayment of principal of any Loan when due; or nonpayment of any Reimbursement Obligation within one (1) Business Day after the same becomes due; or nonpayment of interest on any Loan, any fee payable by the Borrower hereunder or any other obligation under any of the Loan Documents within five (5) days after the same becomes due.

(c)    The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3(i) (and (i) in the case of failure to deliver notice of a Default arising under Section 7(d), five (5) days shall have elapsed after an Authorized Officer obtained knowledge of such Default and (ii) in the case of failure to deliver notice of a Default arising under Section 7(e), twenty (20) days shall have elapsed after an Authorized Officer obtained knowledge of such Default), 6.10, 6.11, 6.12 or 6.13.

(d)The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article 7) of any of the terms or provisions of Section 6.9 or 6.14 which is not remedied within five (5) days after written notice from the Administrative Agent or any Lender.

(e)The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article 7) of any of the terms or provisions of this Agreement which is not remedied within twenty (20) days after written notice from the Administrative

Agent or any Lender; or any default by the Borrower shall occur with respect to any payment obligations under any Rate Management Agreement that is not remedied by the later of (i) the expiration of any cure period provided in such Rate Management Agreement and (ii) three (3) Business Days after the same shall become due and payable.

(f)Failure of the Borrower or any of its Subsidiaries to pay when due (after the expiration of any applicable cure period) any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance of any other term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall, after the occurrence of a default thereunder, be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or mandatory prepayment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

(g)The Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under any Debtor Relief Law, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7(g) or (vi) fail to contest in good faith any appointment or proceeding described in Section 7(h).

(h)Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7(g) shall be instituted against the Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

(i)Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each, a “Condemnation”), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion and such event would reasonably be expected to constitute a Material Adverse Effect; provided that the term “Condemnation” shall not include any voluntary transfer by the Borrower or any of its Subsidiaries of its electronic transmission line facilities, or any interest therein, to a regional independent grid operator.

(j)The Borrower or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

(k)Any ERISA Event shall occur with respect to any Plan or Multiemployer Plan that, when taken together with all other ERISA Events that have occurred, has or could reasonably be expected to result in a Material Adverse Effect.

(l)The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

(m)Any Change in Control shall occur.

(n)The Borrower shall cease to own, free and clear of all Liens, 100% of the outstanding shares of voting stock of IPC.

(o)Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (provided that the cessation of the effect of such provision could have a material impact on the practical benefits realized by the Lenders and each LC Issuer hereunder); or the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document (provided that the invalidity or unenforceability of such provision could have a material impact on the practical benefits realized by the Lenders and each LC Issuer hereunder); or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

ARTICLE 8

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1    Acceleration; Facility LC Collateral Account.

(a)If any Default described in Sections 7(g) or 7(h) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue and Modify Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue and Modify Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(b)If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(c)The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or any LC Issuer under the Loan Documents.

(d)At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time as ordered by a court of competent jurisdiction.

(e)If, within fourteen (14) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue and Modify Facility LCs hereunder as a result of any Default (other than any Default as described in Sections 7(g) or 7(h) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2    Amendments. Neither this Agreement or any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders); provided, however, that no such agreement shall:

(i)unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder, (ii) extend the scheduled date for the payment of any principal of or interest on any Loan (including any scheduled date for the mandatory reduction or termination of any Commitments), extend the time of payment of any Reimbursement Obligation or any interest thereon, extend the expiry date of any Facility LC beyond the Facility LC Maturity Date, or extend the time of payment of any fees hereunder, or (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof;

(ii)unless agreed to by all of the Lenders, (A) modify the definitions of the terms “Required Lenders” or “Pro Rata Share”, or (B) change or waive any provision of Section 11.2, any other provision of this Agreement or any other Loan Document requiring pro rata treatment of any Lenders, or this Section 8.2;

(iii)unless agreed to by the applicable LC Issuer, the Swingline Lender or the Administrative Agent, as applicable, no such agreement shall (A) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, (B) amend, modify or otherwise affect the rights or duties of the Swingline Lender hereunder without the prior written consent of the Swingline Lender, or (C) amend, modify or otherwise affect the rights or duties of any LC Issuer hereunder without the prior written consent of such LC Issuer; and

(iv)unless agreed to by each party to any Rate Management Agreement affected thereby in its capacity as such amend any provision regarding priority of payments in this Agreement or any other Loan Document (other than as may be otherwise specifically provided in this Agreement or in any other Loan Document);

and provided further that the Fee Letters may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.
Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the United States Bankruptcy Code supersedes the unanimous consent provisions set forth herein.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following the posting of such amendment to the Lenders.
8.3    Preservation of Rights. No delay or omission of the Lenders, the Swingline Lender, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers, the Swingline Lender and the Lenders until the Obligations have been paid in full.

ARTICLE 9

GENERAL PROVISIONS

9.1    Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuers, the Swingline Lender nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuers, the Swingline Lender and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuers, the Swingline Lender and the Lenders relating to the subject matter thereof other than the Fee Letters.

9.4    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and any

Person indemnified under Section 9.5 or any other provision of this Agreement, and their respective successors and assigns, provided that the parties hereto expressly agree that each Joint Lead Arranger shall enjoy the benefits of the provisions of Sections 9.5, 9.9 and 10.8 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.5    Expenses; Indemnification.

(a)The Borrower shall reimburse the Administrative Agent and each Joint Lead Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent and Wells Fargo Securities, which attorneys may be employees of the Administrative Agent and/or Wells Fargo Securities, but excluding attorneys’ fees other than those incurred by the Administrative Agent and/or Wells Fargo Securities) paid or incurred by the Administrative Agent or such Joint Lead Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse each LC Issuer for all reasonable out-of-pocket expenses incurred by such LC Issuer in connection with the issuance or Modification of any Facility LC or any demand for payment thereunder. The Borrower also agrees to reimburse the Administrative Agent, each Joint Lead Arranger, each LC Issuer, the Swingline Lender and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent, each Joint Lead Arranger, each LC Issuer, the Swingline Lender and the Lenders, which attorneys may be employees of the Administrative Agent, a Joint Lead Arranger, an LC Issuer, the Swingline Lender or a Lender) paid or incurred by the Administrative Agent, any Joint Lead Arranger, any LC Issuer, the Swingline Lender or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower also agrees to pay any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC.

(b)The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each LC Issuer, each Lender, and each Related Party of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Facility LC or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not strictly comply with the terms of such Facility LC), (iii) any claim under Environmental Laws related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 9.5(a) or Section 9.5(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any LC Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), each LC Issuer or such Related Party, as the case may be, such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Swingline Lender in its capacity as such or such LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such LC Issuer in connection with such capacity. The obligations of the Lenders under this Section 9.5(c) are subject to the provisions of Section 9.4.

(d)All amounts due under this Section shall be payable by the Borrower upon demand therefor.

(e)The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement.

9.6    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.7    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

9.8    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. Without limiting the foregoing provisions of this Section 9.8, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by applicable bankruptcy, insolvency or similar law, as determined in good faith by the Administrative Agent, the LC Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

9.9    Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the Swingline Lender, the LC Issuers and the Administrative Agent on the other hand shall be solely that of borrower and lender. None of the Administrative Agent, any Joint Lead Arranger, any LC Issuer, the Swingline Lender or any Lender shall have any fiduciary responsibilities to the Borrower. None of the Administrative Agent, any Joint Lead Arranger, any LC Issuer, the Swingline Lender or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that no Indemnitee shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. No Indemnitee shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, (i) any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby, and (ii) any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. The provisions of this Section 9.9 shall survive the termination of this Agreement.

9.10    Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials having jurisdiction over such Lender or any of its Affiliates, (iv) as required by law, regulation, or legal process, (v) as required in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in Rate Management Transactions or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, (viii) in connection with the exercise of rights or remedies hereunder or under any Loan Document or Rate Management Agreement or any action or proceeding relating to the enforcement of rights hereunder or thereunder, (ix) to the extent such confidential information becomes publicly available other than as a result of a breach of this Section 9.10 or becomes available to the disclosing Lender or its Affiliates on a non-confidential basis from a source other than the Borrower, its Subsidiaries or another Lender or any of its Affilitates, and (x) on a confidential basis to (1) any rating agency in connection with the Borrower or its Subsidiaries or the facilities created hereunder or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance monitoring of CUSIP numbers with respect to the facilities created hereunder. In the case of any disclosure pursuant to clause (i), (ii), (vi), (vii) or (x) above, each Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential. In the case of any requested disclosure pursuant to clause (iv) or (v) above, the applicable

Lender will give prompt notice of the request to the Borrower (unless prohibited by the terms of the applicable law, regulation, subpoena or other legal process or proceeding) so that the Borrower may endeavor to obtain a protective order or other assurance of confidential treatment.

9.11    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.12    Disclosure. The Borrower and each Lender hereby acknowledge and agree that Wells Fargo and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.13    PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

9.14    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuers, the Swingline Lender and the Lenders as of the Closing Date and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

ARTICLE 10

THE ADMINISTRATIVE AGENT

10.1    Appointment and Authority. Each of the Lenders (for purposes of this Article 10, references to the Lenders shall also mean the LC Issuers and the Swingline Lender) hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 10.6, the provisions of this Article 10 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall have no rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3    Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Default or Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.1 and 8.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Unmatured Default or Default unless and until notice describing such Unmatured Default or Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Unmatured Default or Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Facility LC, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Facility LC. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

10.6    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Regardless of whether a successor has been appointed or has accepted such appointment, such resignation shall become effective in accordance with such note on the Resignation Effective Date.

(b)    With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for in Section (a). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 10 and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c)    Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an LC Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer, if in its sole discretion it elects to, and Swingline Lender, (b) the retiring LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor LC Issuer, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Facility LCs, if any, issued by the retiring LC Issuer and outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Facility LCs.

10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent, Documentation Agent or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

10.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents, sub-agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.4 and 9.5) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents, sub-agents and counsel, and any other amounts due the Administrative Agent under Section 2.4 or 9.5.

10.10    Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (x) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (y) any indemnification required pursuant to Section 3.5(e) shall, notwithstanding the provisions of this Section 10.10, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.10 shall survive payment of the Obligations and termination of this Agreement.

10.11    LC Issuer and Swingline Lender. The provisions of this Article 10 (other than Section 10.2) shall apply to the LC Issuers and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

ARTICLE 11

SETOFF; RATABLE PAYMENTS

11.1    Setoff. If a Default shall have occurred and be continuing, each Lender, each LC Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such LC Issuer or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such LC Issuer or their respective Affiliates, irrespective of whether or not such Lender, LC Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such LC Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such LC Issuer or their respective Affiliates may have. Each Lender and LC Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Sections 3.1, 3.2, 3.3 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of the Outstanding Credit Exposure of such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Outstanding Credit Exposure.

ARTICLE 12

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of the foregoing sentence relates only to absolute assignments and does not prohibit assignments creating security interests, including (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or other central bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2    Participations.

(a)Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than the Borrower, its Affiliates and Subsidiaries or a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b)Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date (except as otherwise permitted in accordance with Section 2.21), postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or postpones the expiry date of any Facility LC beyond the Facility Termination Date, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

(c)The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.3 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(g) (it being understood that the documentation required under Section 3.5(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 and 3.6 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Sections 3.1, 3.2 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant. The Borrower also agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

(d)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than the Borrower except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.3    Assignments.

(a)    Any Lender may, in accordance with applicable law, at any time assign to one or more Purchasers all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default has occurred and is continuing, the consent of the Borrower shall not be required; and provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having notice thereof. The consent of the Swingline Lender and each LC Issuer shall be required prior to an assignment becoming effective with respect to any Purchaser. Each such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or Outstanding Credit Exposure (if the applicable Commitment has been terminated).

(b)    Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3(a), and (ii) payment of a $3,500 fee by the assigning Lender to the Administrative Agent for processing such assignment (unless such fee is waived by the

Administrative Agent in its sole discretion), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(a), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(c)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Facility LCs and Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office referred to in Schedule 13.1 a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and Outstanding Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). In addition, the Administrative Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Lender as a Defaulting Lender. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the LC Issuers, the Swingline Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any LC Issuer, any Lender and the Swingline Lender at any reasonable time and from time to time upon reasonable prior notice.

12.4    Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10 of this Agreement.

12.5    Tax Treatment. If any interest in any Loan Document is transferred to any Transferee, which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(g)(ii)(B) and such Transferee shall not be entitled to any additional payments under Section 3.5, (i) unless, and only to the extent, that the transferor Lender was entitled to amounts under Section 3.5, or (ii) in the event that payments to the Transferee were not subject to any withholding at the time of transfer and became subject to withholding as a result of a Change In Law.

ARTICLE 13

NOTICES

13.1    Notices.

(a)Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on Schedule 13.1, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 shall not be effective until received. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

13.2    Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 14

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

14.1    CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL (EXCEPT AS MAY BE EXPRESSLY OTHERWISE PROVIDED IN ANY LOAN DOCUMENT) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH FACILITY LC SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH FACILITY LC OR APPLICATION THEREFOR OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, (I) IF SUCH FACILITY LC IS A STANDBY LETTER OF CREDIT, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE “ISP”) AND (II) IF SUCH FACILITY LC IS A COMMERCIAL LETTER OF CREDIT, THE RULES OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, AS MOST RECENTLY PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE AT THE TIME OF ISSUANCE OF SUCH COMMERCIAL LETTER OF CREDIT, AND, AS TO MATTERS NOT GOVERNED BY THE ISP OR THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

14.2    CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS FOR ITSELF AND ITS PROPERTY TO THE EXCLUSIVE

GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

14.3    WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE SWINGLINE LENDER, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signatures Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the Swingline Lender, the LC Issuers and the Administrative Agent have executed this Agreement as of the date first above written.
IDACORP, INC.

By:	/s/ Steven R. Keen
Name:    Steven R. Keen

Title:	Senior Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, Swingline Lender, an LC Issuer and as Administrative Agent

By:	/s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Vice President

JPMORGAN CHASE BANK, N.A., as an LC Issuer and as a Lender

By:	/s/ Nancy R. Barwig
Name:    Nancy R. Barwig
Title:    Credit Risk Director

KEYBANK NATIONAL ASSOCIATION, as an LC Issuer and as a Lender

By:	/s/ Keven D. Smith
Name:    Keven D. Smith
Title:    Senior Vice President

MUFG UNION BANK, N.A., as an LC Issuer and as a Lender

By:	/s/ Eric Otieno
Name:    Eric Otieno
Title:    Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sean Edwards
Name:    Sean Edwards
Title:    Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Holland H. Williams
Holland H. Williams
Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Mark W. Rogers
Name:    Mark W. Rogers
Title:    Vice President

SCHEDULE I
PRICING SCHEDULE

Pricing Level	Debt Rating	Applicable Margin for Eurodollar Advances	Applicable Margin for Floating Rate Advances	Facility Fee
Level I	≥A/A2/A	0.775%	0.00%	0.10%
Level II	A-/A3/A-	0.875%	0.00%	0.125%
Level III	BBB+/Baa1/BBB+	0.95%	0.00%	0.175%
Level IV	BBB/Baa2/BBB	1.05%	0.05%	0.20%
Level V	BBB-/Baa3/BBB-	1.25%	0.25%	0.25%
Level VI	<BBB-/Baa3/BBB-	1.45%	0.45%	0.30%

For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Pricing Schedule:
“Debt Rating” means, with respect to the Borrower as of any date of determination, the rating as determined by either S&P, Fitch or Moody’s of the Borrower’s senior unsecured non-credit enhanced long-term indebtedness; provided, that if none of S&P, Fitch and Moody’s have assigned a rating for the Borrower’s senior unsecured non-credit enhanced long-term indebtedness, then the applicable Debt Rating will be determined by reference to the corporate credit rating assigned to the Borrower by S&P, the long-term issuer rating assigned to the Borrower by Moody’s and the issuer default rating assigned to the Borrower by Fitch (which ratings shall be deemed the Debt Rating for purposes of determining the Pricing Level).
“Pricing Level” means, Level I, Level II, Level III, Level IV, Level V, or Level VI in accordance with the Pricing Schedule based on the Borrower’s Debt Rating.
If at any time there is a split among Debt Ratings by S&P, Fitch and Moody’s such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings, and if at any time there is a split among Debt Ratings by S&P, Fitch and Moody’s such that two of such Debt Ratings are in one Pricing Level (the “Majority Status”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Status. In the event that the Borrower shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and the Borrower is split-rated and the Debt Ratings differential is one level, the Pricing Level corresponding to the higher Debt Rating will apply and if the ratings differential is two levels or more, the Pricing Level corresponding to one level lower than the higher Debt Rating will apply. If at any time the Borrower does not have a Debt Rating from at least one of S&P or Moody’s, the applicable Pricing Level shall be set at Level VI.

I-1

SCHEDULE II
COMMITMENTS

Lender	Commitment
Wells Fargo Bank, National Association	$16,562,500
JPMorgan Chase Bank, N.A.	$16,562,500
KeyBank National Association	$16,562,500
MUFG Union Bank, N.A.	$16,562,500
Bank of America, N.A.	$13,125,000
U.S. Bank National Association	$13,125,000
The Bank of New York Mellon	$7,500,000
TOTAL	$100,000,000

LC COMMITMENTS

Lender	LC Commitment
Wells Fargo Bank, National Association	$12,500,000
JPMorgan Chase Bank, N.A.	$12,500,000
KeyBank National Association	$12,500,000
MUFG Union Bank, N.A.	$12,500,000

II-1

SCHEDULE 5.8
SUBSIDIARIES AND OTHER INVESTMENTS

Investment In	Jurisdiction of Organization	Owned By	Percent Ownership
Idaho Power Company	Idaho	IDACORP, Inc.	100%
IDACORP Financial Services, Inc.	Idaho	IDACORP, Inc.	100%
Ida-West Energy Company[1]	Idaho	IDACORP, Inc.	100%
IDACORP Energy Services Co.	Nevada	IDACORP, Inc.	100%
Idaho Energy Resources Company[2]	Wyoming	Idaho Power Company	100%
SRV Lands, LLC	Idaho	Idaho Power Company	100%

____________________

[1]	Ida-West Energy Company owns direct and indirect equity interests in a number of entities that own or co-own small hydroelectric facilities.

[2]	Idaho Energy Resources Company owns one-third of the partnership interests in Bridger Coal Company, a Wyoming partnership.

Schedule 5.8

SCHEDULE 5.13
MATERIAL AGREEMENTS

Idaho Power Company’s Revised Policy and Code of Conduct relating to transactions between and among Idaho Power Company, Borrower, and other affiliates, which was approved by the Idaho Public Utilities Commission (“IPUC”) on April 21, 2008, provides that Idaho Power Company, a subsidiary of Borrower, will not pay any dividends to Borrower that will reduce Idaho Power Company’s common equity capital below 35 percent of its total adjusted capital without IPUC approval.

Idaho Power Company’s articles of incorporation contain restrictions on the payment of dividends on its common stock if preferred stock dividends are in arrears.  As of the Closing Date, Idaho Power Company has no preferred stock outstanding.

Idaho Power Company must obtain approval of the Oregon Public Utility Commission before it can directly or indirectly loan funds or issue notes or give credit on its books to Borrower.

The Federal Power Act prohibits the payment of dividends from “capital accounts.” The term “capital accounts” is not defined in the Federal Power Act or its regulations, but the Borrower does not believe the restriction would limit Idaho Power Company’s ability to pay dividends out of current year earning or retained earnings.

Schedule 5.13

SCHEDULE 5.15
INDEBTEDNESS AND LIENS
Following is a list of existing liens of the Borrower and Subsidiaries:
Idaho Power Company:
Indebtedness Owed To: Bondholders pursuant to that certain Mortgage and Deed of Trust, dated as of October 1, 1937 between Idaho Power Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) and R.G. Page (Stanley Burg, successor individual trustee), as Trustee, as supplemented and amended (the “Indenture”).

Property Encumbered: The lien of the Indenture constitutes a first mortgage on all the properties of Idaho Power Company, subject only to certain limited exceptions including liens for taxes and assessments that are not delinquent and minor excepted encumbrances.  Certain of the properties of Idaho Power Company are subject to easements, leases, contracts, covenants, workmen’s compensation awards, and similar encumbrances and minor defects and clouds common to properties.  The Indenture creates a lien on the interest of Idaho Power Company in property subsequently acquired, other than excepted property, subject to limitations in the case of consolidation, merger, or sale of all or substantially all of the assets of Idaho Power Company.

Amount of Indebtedness: The aggregate principal amount of Idaho Power Company First Mortgage Bonds outstanding as of December 31, 2014 was $1.425 billion. However, Idaho Power Company’s outstanding pollution control revenue bonds are secured by First Mortgage Bonds, which increased the total First Mortgage Bonds outstanding at December 31, 2014 to $1.595 billion. The amount of First Mortgage Bonds issuable by Idaho Power Company, giving effect to the Forty-fifth Supplemental Indenture, is limited to a maximum of $2.0 billion, but subject to increase at any time and may be further limited by property, earnings and other provisions of the Indenture.

Schedule 5.15

SCHEDULE 13.1
NOTICE ADDRESSES
Address for notices for Borrower:
IDACORP, Inc.
1221 West Idaho Street
P.O. Box 70
Boise, ID 83707
Attention: Steven R. Keen, Senior Vice President, Chief Financial Officer and Treasurer
Telephone No.: (208) 388-2600
Fax No.: (208) 388-2879
E-mail: skeen@idahopower.com
Address for notices as Administrative Agent:
Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code:  D1109-019
Charlotte, NC  28262
Attention:  Syndication Agency Services
Telephone No.:  (704) 590-2706
Fax No.:  (704) 590-2790
E-mail:  agencyservices.requests@wellsfargo.com

Address for notices as LC Issuer, Swingline Lender and Credit Contact:
Wells Fargo Bank, National Association
Power & Utilities Group
90 S. Seventh Street, 7th Floor
Mail Code: MAC N9305-070
Minneapolis, MN 55402
Attention: Gregory R. Gredvig
Telephone No.: (612) 667-4832
Fax No.: (612) 316-0506
E-mail: Gregory.R.Gredvig@wellsfargo.com

Schedule 13.1

_________________________________________________________________________________________

EXHIBITS TO

CREDIT AGREEMENT
among
IDACORP, INC.
as Borrower,
THE LENDERS NAMED HEREIN,
WELLS FARGO Bank, National Association,
as Administrative Agent, Swingline Lender and LC Issuer
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and LC Issuer
and
KEYBANK NATIONAL ASSOCIATION
and
MUFG UNION BANK, N.A.,
as Documentation Agents and LC Issuers
$100,000,000 Senior Credit Facility
WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC
KEYBANC CAPITAL MARKETS INC.
and
MUFG UNION BANK, N.A.,
as Joint Lead Arrangers and Joint Book Runners
Dated as of November 6, 2015
_________________________________________________________________________________________

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November 6, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”) among IDACORP, Inc. (the “Borrower”), the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate (and the attached schedule) have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.I am the duly elected ___________________ of the Borrower;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a reasonable review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 6.12 of the Credit Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of _______________, ______.

IDACORP, INC.

By:    ____________________________
Name:
Title:

SCHEDULE I
TO COMPLIANCE CERTIFICATE

PERMITTED LIENS
as of __________, ____
(Section 6.11(xiii) of the Credit Agreement)

(1)	Aggregate principal amount of Indebtedness secured by Liens incurred by the Borrower or IPC in the ordinary course of business.	$____________
(2)	Aggregate principal amount of Indebtedness secured by Liens incurred by the Borrower or IPC in the ordinary course of business permitted.	$50,000,000

LEVERAGE RATIO
as of __________, ____
(Section 6.12 of the Credit Agreement)

(1)	Consolidated Indebtedness[1]:
	(a)	Obligations for borrowed money	$____________
(b)
Obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of Borrower’s and its Subsidiaries’ businesses payable on terms customary in the trade)
$____________
	(c)	Obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by the Borrower and its Subsidiaries	$____________
	(d)	Obligations which are evidenced by notes, acceptances, or other instruments	$____________
	(e)	Obligations of Borrower and its Subsidiaries to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property	$____________
	(f)	Capitalized Lease Obligations	$____________
	(g)	Contingent Obligations	$____________
	(h)	Obligations in respect of Letters of Credit	$____________
	(i)	Rate Management Obligations	$____________
	(j)	Preferred stock which is required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date	$____________
1 The aggregate outstanding Indebtedness evidenced by Hybrid Securities shall be excluded to the extent that the total book value of such Hybrid Securities does not exceed 15% of Consolidated Total Capitalization as of such time.

	(k)	Off-Balance Sheet Liabilities	$____________
(l)
Any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries
$____________
	(m)	Amounts outstanding under a Permitted Receivables Securitization	$____________
	(n)	Total Consolidated Indebtedness Add Lines 1(a) through 1(m)		$____________
(2)	Consolidated Total Capitalization:
	(a)	Consolidated Indebtedness (from Line 1(n) above) minus any Hybrid Securities included in Consolidated Indebtedness	$____________
	(b)	Consolidated Net Worth	$____________
	(c)	Aggregate outstanding amount of Hybrid Securities	$____________
	(d)	Total Capitalization Add Lines 2(a) through 2(c)		$____________
(3)		Leverage Ratio: Divide Line 1(n) by Line 2(d)		____________
(4)		Maximum Leverage Ratio permitted by Section 6.12 of the Credit Agreement		__0.65 : 1.0__

EXHIBIT B

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between ____________ ____________ (the “Assignor”) and ________________________ (the “Assignee”) is dated as of _______________, _____. The parties hereto agree as follows:
1.PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
2.ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.
3.EFFECTIVE DATE. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.
4.PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, Reimbursement Obligations, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Outstanding Credit Exposure and fees received from the Administrative Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
5.RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

6.REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor, (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized and (iv) it is not a Defaulting Lender. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
7.REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s nonperformance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.
8.GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

9.NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.
10.COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.
IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

SCHEDULE 1
to Assignment Agreement

1.
Description and Date of Credit Agreement: Credit Agreement dated as of November 6, 2015 among IDACORP, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

2.	Date of Assignment Agreement: __________________,

3.	Amounts (As of Date of Item 2 above):

		Facility 1*	Facility 2*	Facility 3*	Facility 4*
	a.Assignee’s percentage of each Facility purchased under the Assignment Agreement**	______%	______%	______%	______%
	b.Amount of each Facility purchased under the Assignment Agreement***	$_______	$_______	$_______	$_______
4.	Assignee’s Commitment (or Outstanding Credit Exposure with respect to terminated Commitments) purchased hereunder:	$_______________
5.	Proposed Effective Date:	________________
6.	Non-standard Recordation Fee Arrangement	N/A*** [Assignor/Assignee to pay 100% of fee] [Fee waived by Agent]

Accepted and Agreed:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]
By:____________________________ Name: Title:	By:____________________________ Name: Title:

ACCEPTED AND CONSENTED TO BY [NAME OF BORROWER]****	ACCEPTED AND CONSENTED TO BY [NAME OF AGENT]****
By:____________________________ Name: Title:	By:____________________________ Name: Title:

*    Insert specific facility names per Credit Agreement
**    Percentage taken to 10 decimal places
***    If fee is split 50-50, pick N/A as option
****    Delete if not required by Credit Agreement

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

ADMINISTRATIVE INFORMATION SHEET
Attach Assignor’s Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
(Sample form shown below)

ASSIGNOR INFORMATION

Contact:

Name:             Telephone No.:
Fax No.:         Telex No.:
Answerback:

Payment Information:

Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:

Address for Notices for Assignor:

ASSIGNEE INFORMATION

Credit Contact:

Name:             Telephone No.:
Fax No.:         Telex No.:
Answerback:

Key Operations Contacts:

Booking Installation:         Booking Installation:
Name:                 Name:
Telephone No.:             Telephone No.:
Fax No.:             Fax No.:
Telex No.:             Telex No.
Answerback:             Answerback:

Payment Information:

Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:

Address for Notices for Assignee:

WELLS FARGO INFORMATION

Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:    Subsequent Operations Contact:

Name:             Name:
Telephone No.:         Telephone No.:
Fax No.:         Fax No.:

Initial Funding Standards:
Libor Fund 2 days after rates are set.

Wells Fargo Wire Instructions:	[to be provided at time of assignment]

Address for Notices for Wells Fargo:	Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone: (704) 590 2706
Telecopy: (704) 590 2790
E-mail: agencyservices.requests@wellsfargo.com

EXHIBIT C
FORM OF ACCOUNT DESIGNATION LETTER

__________, 2015

Wells Fargo Bank, National Association, as Administrative Agent
1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone: (704) 590 2706
Telecopy: (704) 590 2790
E-mail: agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 6, 2015, among the undersigned, IDACORP, Inc., as Borrower, the banks and other financial institutions parties thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
The undersigned hereby authorizes and directs the Administrative Agent to disburse any and all proceeds of the Loans under the Credit Agreement, as and when made from time to time, to the following accounts:
Bank Name:         _________________
ABA Routing No.:     _________________
Account No.:         _________________
Account Name:     _________________

Very truly yours,

IDACORP, INC.

By:____________________________
Name:
Title:

EXHIBIT D-1

FORM OF
REVOLVING NOTE

$___________
____________, 20__
Charlotte, North Carolina

FOR VALUE RECEIVED, IDACORP, INC., an Idaho corporation (the “Borrower”), hereby promises to pay to the order of______________________________ (the “Lender”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of November 6, 2015 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this “Revolving Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Revolving Note at the rates applicable thereto from time to time as provided in the Credit Agreement.
This Revolving Note is one of a series of Revolving Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Note.
In the event of an acceleration of the maturity of this Revolving Note, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.
In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.
This Revolving Note shall be governed by and construed in accordance with the internal laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in the state of New York, although the Lender shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed by its duly authorized corporate officer as of the day and year first above written.

IDACORP, INC.

By:____________________________
Name:
Title:

EXHIBIT D-2

FORM OF
SWINGLINE NOTE

$___________
____________, 20__
Charlotte, North Carolina

FOR VALUE RECEIVED, IDACORP, INC., an Idaho corporation (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of November 6, 2015 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Swingline Loans made by the Swingline Lender, under the terms and conditions of this promissory note (this “Swingline Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Swingline Note at the rates applicable thereto from time to time as provided in the Credit Agreement.
This Swingline Note is issued to evidence the Swingline Loans made by the Swingline Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Swingline Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Swingline Note.
In the event of an acceleration of the maturity of this Swingline Note, this Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.
In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.
This Swingline Note shall be governed by and construed in accordance with the internal laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in the state of New York, although the Swingline Lender shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be executed by its duly authorized corporate officer as of the day and year first above written.

IDACORP, INC.

By:____________________________
Name:
Title:

EXHIBIT E

FORM OF
JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made this ____ day of ___________, 20__, by __________________, a _________________ (the “Assuming Lender”). Reference is made to the Credit Agreement, dated as of November 6, 2015 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among IDACORP, Inc. (the “Borrower”), the Lenders party thereto from time to time parties thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
The Assuming Lender hereby agrees as follows:
1.    Joinder Agreement. Subject to the terms and conditions hereof and of the Credit Agreement, the Assuming Lender hereby agrees to become a Lender under the Credit Agreement with a Commitment of _______________ Dollars ($__________). After giving effect to this Joinder Agreement and the adjustments required under Section 2.20(c) of the Credit Agreement, the Assuming Lender’s Commitment, the aggregate outstanding principal amounts of the Loans owing to the Assuming Lender and the Assuming Lender’s Pro Rata Share percentage of the aggregate principal amount of all Loans plus all LC Obligations will be as set forth in Item 4 of Annex I attached hereto.

2.    Assuming Lender Representations. The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements of the Borrower delivered to the Administrative Agent pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf under the Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to or required of the Administrative Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender, and (vi) specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto.2

___________________

2 If the Assuming Lender is a Non-U.S. Person, add the following: “and (vii) has delivered the forms required by Section 3.5(d) of the Credit Agreement.”

3.    Effective Date. Following the execution of this Joinder Agreement by the Assuming Lender, an executed original hereof, together with all attachments hereto, shall be delivered to the Administrative Agent. The effective date of this Joinder Agreement (the “Effective Date”) shall be the date of execution hereof by the Borrower, the Administrative Agent and the Assuming Lender. As of the Effective Date, the Assuming Lender shall be a party to the Credit Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents.

4.    Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

5.    Entire Agreement. This Joinder Agreement, together with the Credit Agreement and the other Loan Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

6.    Successors and Assigns. This Joinder Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

7.    Counterparts. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed by their duly authorized officers as of the date first above written.

[INSERT NAME OF ASSUMING LENDER]

By:____________________________
Name:
Title:

Accepted this ___ day of
_____________, _____:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:____________________________
Name:
Title:

Consented and agreed to:

IDACORP, INC.

By:____________________________
Name:
Title:

ANNEX I

1.    Borrower:     IDACORP, Inc.

2.    Name and Date of Credit Agreement:

Credit Agreement dated as of November 6, 2015 among IDACORP, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

3.    Date of Joinder Agreement: ___________, 20___.

4.	Amounts (as of date of adjustment pursuant to Section 2.20(c) of the Credit Agreement):

	Aggregate Amount of Commitment / Loans for all Lenders	Amount of Commitment / Loans of Assuming Lender	Percentage of Aggregate Commitment / Loans / LC Obligations[3]
Commitment / Loans	$____________	$____________	___________%

5.    Addresses for Payments and Notices:

Assuming Lender:    For Funding/Notices:
__________________________
__________________________
__________________________
__________________________
Telecopy: (___) ________
Reference

For Payments:
__________________________
__________________________
__________________________
__________________________
Telecopy: (___) ________
Reference:

6.    Effective Date: _______________, 20___ (in accordance with Section 3).

___________________

3 Set forth, to at least 9 decimals, as a percentage of the Commitment / Loans of all Lenders thereunder.

EXHIBIT F-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of November 6, 2015 (the “Credit Agreement”) among IDACORP, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its Non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of November 6, 2015 (the “Credit Agreement”) among IDACORP, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its Non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of November 6, 2015 (the “Credit Agreement”) among IDACORP, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of November 6, 2015 (the “Credit Agreement”) among IDACORP, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]